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                                                                   EXHIBIT 99.1


                                         [BAKER HUGHES LETTERHEAD APPEARS HERE]

NEW RELEASE
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Contact:                                          Baker Hughes Incorporated
Gary R. Flaharty (713) 439-8039                   P.O. Box 4740
gary.flaharty@bakerhughes.com                     Houston, Texas 77210-4740
Kyle J. Leak (713) 439-8042
kyle.leak@bakerhughes.com


BHI Announces Share of WesternGeco Charge

HOUSTON, Texas - December 10, 2002. Baker Hughes Incorporated (BHI - NYSE, PCX,
EBS) announced today it expects to record charges totaling approximately $91 million before tax in the fourth quarter of 2002. As a 30% minority interest partner in WesternGeco, Baker Hughes' share of the charges announced today by Schlumberger Ltd included approximately $55 million related to the impairment of WesternGeco's multi-client library, as well as $36 million related to reducing the WesternGeco workforce by 1,700 people, closing the land-based seismic operations in the US lower 48 states and Canada and reducing the marine seismic fleet. The tax benefits associated with these charges are expected to be minimal.

Baker Hughes is a leading provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.

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                       NOT INTENDED FOR BENEFICIAL HOLDERS


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